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                                                                    EXHIBIT 4.03


                                   CONSENT

     Reference is made to that certain Third Amended and Restated Investors' Rights Agreement dated as of June 10, 1999 (the "Agreement"), by and among Interwoven, Inc., a California corporation (the "Company"), and the persons listed on Schedule A thereto (the "Investors"). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

     The undersigned, an Investor, hereby consents to include as Registrable Securities under the Agreement the shares of the Company's Preferred Stock now owned or subsequently acquired upon exercise of outstanding warrants to purchase shares of the Company's Preferred Stock (and any shares of Common Stock issuable upon conversion of such Preferred Stock) (such shares and warrants, the "Existing Securities") by the following shareholders: Gary Koh, Mark Jones, Silicon Valley Bank, Steve Farber, Mark W. Saul, Stanford University, General Electric Company and the former stockholders of Lexington Software Associates, Inc. ("LSA") entitled to receive shares of Series E Preferred Stock and warrants to purchase shares of Series E Preferred Stock pursuant to the Agreement and Plan of Reorganization dated June 30, 1999, between the Company, LSA and certain stockholders of LSA; provided, however, that the shares of the Company's capital
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stock derived from the Existing Securities and held by the former stockholders of LSA shall be included as Registrable Securities only with respect to Piggyback Registration Rights as set forth in Section 5 of the Agreement.

Dated:  as of September 20, 1999


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                            Signature

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                            Name

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                            Title, if signatory is an entity